Filed by The Warnaco Group, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934, as amended

Subject Company: The Warnaco Group, Inc.

(Commission File No. 001-10857)

Exhibit 99.1

PVH TO ACQUIRE WARNACO TO BECOME $8 BILLION

GLOBAL BRANDED LIFESTYLE APPAREL COMPANY

•	Transaction Values Warnaco at $2.9BN – a 34% Premium Over its Last Closing Price

•	Reunites the House of “Calvin Klein” to Ensure Single Brand Vision

•	PVH Will Have Established Operations in Every Major Consumer Market Worldwide

•	Acquisition Enhances PVH’s Long-Term Growth and Profitability Driven by “Calvin Klein” and “Tommy Hilfiger”

•	Transaction Accretive to Year One Earnings by $0.35 Per Share, Excluding One-Time and Transaction Related Costs

New York, NY – October 31, 2012 – PVH Corp. (NYSE: PVH) and The Warnaco Group, Inc. (NYSE: WRC) today announced that they have entered into a definitive merger agreement pursuant to which PVH will acquire Warnaco and holders of Warnaco common stock will receive $51.75 in cash and .1822 of a share of PVH common stock for each share of Warnaco common stock. The transaction values Warnaco at approximately $2.9 billion. With over $8 billion in pro forma revenue, PVH will be one of the largest and most profitable global branded lifestyle apparel companies in the world, with a diversified portfolio of iconic brands led by Calvin Klein and Tommy Hilfiger, as well as heritage brands – Van Heusen, IZOD, ARROW, Bass, Speedo, Olga and Warner’s.

Based on PVH’s last closing stock price, the per share value of the consideration to be received by Warnaco stockholders is $68.43, a 34% premium over the last closing price of Warnaco common stock. The merger, which has been unanimously approved by the Boards of Directors of both companies, is expected to close in early 2013, at which time the former Warnaco stockholders will own approximately 10% of the outstanding common stock of PVH. In addition,

Helen McCluskey, Warnaco’s President and Chief Executive Officer, is expected to join PVH’s Board of Directors. The Warnaco Board of Directors has unanimously recommended that Warnaco stockholders approve the transaction.

PVH anticipates approximately $100 million of annual run rate synergies from the transaction, which will be fully realized over three years. In order to achieve these synergies, PVH expects to incur one-time costs of approximately $175 million over three years. PVH expects the transaction to be $0.35 per share accretive to earnings in the first full year (fiscal 2013, if the deal closes when currently anticipated), excluding one-time integration costs and transaction expenses but including the effect of the potential loss of a license. When the $100 million of expense synergies are fully realized in year 3, PVH would expect the transaction to be accretive to earnings by $1.00 per share, excluding one-time integration costs and including the effect of the potential loss of a license.

“This is a unique opportunity to reunite the ‘House of Calvin Klein’ and reinforces our strategy to drive the global growth of Calvin Klein,” said Emanuel Chirico, Chairman and Chief Executive Officer of PVH. “Having direct global control of the two largest apparel categories for Calvin Klein – jeans and underwear – will allow us to unlock additional growth potential of this powerful designer brand across all major product categories, geographies and distribution channels. The Warnaco Calvin Klein businesses will be moved onto our Calvin Klein platform under the leadership of Tom Murry, President & Chief Executive Officer, Calvin Klein, to ensure a single brand vision globally.”

Helen McCluskey, President and Chief Executive Officer of Warnaco, said, “This transaction delivers compelling value to our stockholders and significant benefits for the combined company. We are proud of what we have accomplished, driving growth and profitability and increasing our share price by roughly 500% since our restructuring in 2003. Our team has built a strong global infrastructure, expanded our direct-to-consumer footprint and created a solid foundation for long-term growth. We look forward to the opportunities this combination brings to the continued success of Calvin Klein Jeans and Calvin Klein Underwear, the increased potential for our heritage brands, and the future for our associates.”

“PVH has a proven track record of successfully integrating acquisitions. We are confident this transaction will create tremendous value for stockholders, as well as provide enhanced opportunities around the world for both companies’ respective associates, vendors and other business partners,” said Mr. Chirico. “We plan to align Warnaco’s established operations in Asia and Latin America with our strong operations in North America and Europe to fuel our growth strategies for both Calvin Klein and Tommy Hilfiger. We remain firm in our belief that the strength of our brands, the sound execution of our business strategies, and our strong credit profile will continue to drive long-term growth and improvements in our financial performance and business returns in 2013 and beyond.”

The closing of the transaction is subject to customary conditions, including approval by the holders of a majority of the outstanding shares of Warnaco common stock and approval under applicable antitrust and competition laws. Commitments for $4.325 billion of financing (consisting of a bridge credit facility and a senior secured credit facility) have been received from Barclays, BofA Merrill Lynch and Citigroup Global Markets Inc. subject to customary conditions. The facility will be used to refinance debt, fund the cash portion of the consideration, pay other transaction related expenses, and provide liquidity for PVH going forward.

Third Quarter and Full Year 2012 Guidance

PVH Corp. currently expects its non-GAAP earnings per share for the third quarter and full year 2012 to be at least at the top end of its guidance range previously announced on October 2, 2012.

Warnaco plans to report its third quarter 2012 earnings results on Monday, November 5, 2012. While its reported results of operations are not yet final, Warnaco expects third quarter net revenues of approximately $612 million and expects third quarter earnings per share from continuing operations in line with analyst consensus expectations. Warnaco is also reaffirming its previously announced fiscal 2012 guidance, excluding any one-time costs related to the transaction announced today.

Advisors

Peter J. Solomon Company is serving as lead financial advisor to PVH in connection with the acquisition and financing of the transaction and sole advisor to the PVH Board of Directors, and provided a fairness opinion to PVH. Wachtell, Lipton, Rosen & Katz is serving as legal advisor to PVH.

Barclays, BofA Merrill Lynch and Citigroup Global Markets Inc. will arrange and lead the financing for the transaction. Barclays, BofA Merrill Lynch and Citigroup also acted as financial advisors to PVH.

J.P. Morgan is serving as exclusive financial advisor to Warnaco, and provided a fairness opinion to Warnaco. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to Warnaco.

Conference Call and Webcast Details

PVH will provide further details regarding this announcement on a conference call and webcast with the investment community scheduled for Wednesday, October 31, 2012 at 8:30AM Eastern Time. The webcast can be accessed at www.pvh.com via the PVH News Announcement icon or dial 888-205-6743 in the U.S. or 913-312-0413 (toll) from outside the U.S., using passcode number 1476035. Additional materials related to the transaction are available under the Investors tab at www.pvh.com.

The live webcast of the Company’s presentation, as well as the audio replay, which will be available beginning three hours after the conference ends, may be accessed by logging onto www.pvh.com by using the PVH News Announcement icon or going to the Webcasts section under the Investors tab. Materials for this presentation will also be available on www.pvh.com in the Webcasts section under the Investors tab.

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About PVH Corp.

PVH Corp., one of the world’s largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Bass and G.H. Bass & Co., and its licensed brands, including Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY, Ike Behar and John Varvatos.

About Warnaco Group, Inc.

The Warnaco Group, Inc., headquartered in New York, is a leading global apparel company engaged in the business of designing, sourcing, marketing and selling men’s, women’s and children’s sportswear and accessories, intimate apparel, and swimwear under such owned and licensed brands as Calvin Klein®, Speedo®, Chaps®, Warner’s® and Olga®. For more information, visit www.warnaco.com.

# # #

Contacts:

	PVH Corp.	Warnaco
Investors:	Dana Perlman Treasurer, SVP Business Development & Investor Relations danaperlman@pvh.com (212) 381-3502 (temporarily unavailable)	Deborah Abraham Vice President, Investor Relations (212) 287-8289
(908) 698-5518

Media:	Meghan Gavigan / Dan Gagnier / Jonathan Doorley / Nathaniel Garnick Sard Verbinnen & Co mgavigan@sardverb.com (312) 895-4737 / (212) 687-8080	Jeffrey Taufield / Wendi Kopsick Kekst and Company (212) 521-4800

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. Actual future results and financial performance could vary significantly from those anticipated in such statements. The forward looking statements include assumptions about our operations, such as cost controls and market conditions, and the proposed merger (including its benefits, results, effects and timing) that may not be realized.

Risks and uncertainties related to the proposed merger include, among others: the risk that Warnaco’s stockholders do not approve the merger; the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the merger are not satisfied; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; uncertainties as to the timing of the merger; competitive responses to the proposed merger; costs and difficulties related to the integration of Warnaco’s businesses and operations with PVH’s business and operations; the inability to obtain, or delays in obtaining, cost savings and synergies from the merger; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Additional factors that could cause future results or events to differ from those we expect are those risks discussed under Item 1A, “Risk Factors,” in PVH’s Annual Report on Form 10-K for the fiscal year ended January 29, 2012, Warnaco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Warnaco’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and other reports filed by PVH and Warnaco with the Securities and Exchange Commission (SEC). Please read our “Risk Factors” and other cautionary statements contained in these filings. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise. As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger discussed in this press release, PVH will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Warnaco and a Prospectus of PVH, as well as other relevant documents concerning the proposed transaction. WARNACO STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about PVH and Warnaco, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from PVH at www.pvh.com under the heading “Investors” or from Warnaco by accessing Warnaco’s website at www.warnaco.com under the heading “Investor Relations.”

PVH and Warnaco and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Warnaco in connection with the merger. Information about the directors and executive officers of PVH and their ownership of PVH common stock is set forth in the proxy statement for PVH’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A on May 10, 2012. Information about the directors and executive officers of Warnaco and their ownership of Warnaco common stock is set forth in the proxy statement for Warnaco’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 11, 2012. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the merger when it becomes available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.